PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934

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C.H. ROBINSON WORLDWIDE, INC.

(Name of Registrant as Specified In Its Charter)

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[C.H. ROBINSON WORLDWIDE, INC. LOGO]
8100 Mitchell Road
Eden Prairie, Minnesota 55344

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 1, 2001

TO THE STOCKHOLDERS OF C.H. ROBINSON WORLDWIDE, INC.:

          Notice is hereby given that the Annual Meeting of Stockholders of C.H. Robinson Worldwide, Inc. (the “Company”) will be held on Tuesday, May 1, 2001 at 9:00 a.m., local time, at the executive offices of the Company located at 8100 Mitchell Road, Eden Prairie, Minnesota, for the following purposes:

1.	To elect two directors to serve for three-year terms or until their respective successors are elected and qualified;

2.	To approve an amendment to the Company’s 1997 Omnibus Stock Plan to increase the number of shares authorized for issuance under such plan;

3.	To ratify the selection of Arthur Andersen LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2001; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

          Only holders of record of the Company’s Common Stock as of the close of business on March 16, 2001 are entitled to notice of and to vote at the meeting and any adjournment thereof.

          You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope, which needs no postage if mailed in the United States. Alternatively, you may wish to submit your proxy by touch-tone phone or via the Internet as indicated on the proxy. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

By Order of the Board of Directors

/s/ Owen P. Gleason

Owen P. Gleason
Secretary

March 30, 2001

C.H. ROBINSON WORLDWIDE, INC.
8100 Mitchell Road
Eden Prairie, Minnesota 55344

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

May 1, 2001

          This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of C.H. Robinson Worldwide, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 1, 2001, at 9:00 a.m., local time, at the executive offices of the Company located at 8100 Mitchell Road, Eden Prairie, Minnesota, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement and the form of proxy enclosed are being mailed to stockholders with the Company’s Annual Report to Stockholders commencing on or about March 30, 2001.

          Only stockholders of record of the Common Stock, par value $0.10 per share, of the Company (the “Common Stock”) at the close of business on March 16, 2001 will be entitled to vote at the Annual Meeting. As of that date, approximately 84,554,000 shares of Common Stock were outstanding, each share being entitled to one vote. There is no cumulative voting. All share amounts included in this Proxy Statement have been adjusted to reflect the Company’s two-for-one stock split that was declared on October 24, 2000 and effective as of December 1, 2000.

          The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. If, however, a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum shall be present or represented.

          Shares of the Company’s Common Stock represented by proxies in the accompanying form, which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in the manner directed by the stockholder. If no direction is given, the proxy will be voted FOR the election of the nominees for director named in this Proxy Statement, FOR the amendment to the Company’s 1997 Omnibus Stock Plan and FOR ratification of the selection of Arthur Andersen LLP as the Company’s independent public accountants. A stockholder may revoke a proxy at any time prior to its exercise by giving to an officer of the Company a written notice of revocation of the proxy’s authority, by submitting a duly executed proxy bearing a later date or by delivering a written revocation at the Annual Meeting.

          If a stockholder returns a proxy withholding authority to vote the proxy with respect to a nominee for director, then the shares of the Common Stock covered by such proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee, but shall not be deemed to have been voted for such nominee. If a stockholder abstains from voting as to any matter, then the shares held by such stockholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a “non-vote” proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be present and entitled to vote at the Annual Meeting for purposes of calculating the vote with respect to such matter.

           The Company did not receive written notice of any stockholder proposal prior to February 1, 2001 as required by the Company’s Bylaws, and as of the date of this Proxy Statement, the Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

PROPOSAL ONE: ELECTION OF DIRECTORS

          The Board of Directors of the Company is composed of eight members divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. D.R. Verdoorn and Barry W. Butzow are the directors in the class whose term expires at the Annual Meeting. The Board of Directors has nominated Messrs. Verdoorn and Butzow for election to the Board of Directors at the Annual Meeting for terms of three years, and each has indicated a willingness to serve. The other directors of the Company will continue in office for their existing terms. Looe Baker III, Robert Ezrilov and Owen P. Gleason serve in the class whose term expires in 2002 and Gerald A. Schwalbach, Dale S. Hanson and Gregory D. Goven serve in the class whose term expires in 2003. Upon the expiration of the term of a class of directors, directors in such class will be elected for three-year terms at the annual meeting of stockholders in the year in which such term expires. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to elect the nominees for director.

          The persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election of Messrs. Verdoorn and Butzow, unless otherwise directed. In the event that any nominee becomes unavailable for election at the Annual Meeting, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee in their discretion as recommended by the Board of Directors.

          Information concerning the incumbent directors is set forth below.

D.R. Verdoorn
(Nominee with new term
expiring in 2004)

D.R. Verdoorn, 62 years old, has been Chief Executive Officer of the Company and its predecessor since 1977, and a director since 1975. In 1998, Mr. Verdoorn was also named Chairman of the Board. He has been with the Company since 1963. He has served on the Boards of Directors for United Fresh Fruit and Vegetable Association and the Produce Marketing Association. Since October 2000, Mr. Verdoorn has been a director of G&K Services, Inc., a provider of corporate identity apparel programs and facility services. Mr. Verdoorn attended Central College in Pella, Iowa.

Barry W. Butzow
(Nominee with new term
expiring in 2004)

Barry W. Butzow, 54 years old, has been a Vice President of the Company since 1984 and a director since 1986. In October 1998, he was named a Senior Vice President. He began employment with the Company in 1969. He holds a Bachelor of Arts degree from Moorhead State University.

Looe Baker III
(Term expires in 2002)

Looe Baker III, 51 years old, has been a director since 1984. He is currently the President of Brisan Ingredients, Inc., a company engaged in sourcing, brokerage and sales of food ingredients to food manufacturers. From 1979 to May 1998, Mr. Baker was a Vice President of the Company. Mr. Baker began his career with the Company in 1971. Mr. Baker serves on the Board of Directors of Universal Blanchers, LLC. He holds a Bachelor of Science degree from Drake University.

Robert Ezrilov
(Term expires in 2002)

Robert Ezrilov, 56 years old, has been a director of the Company since 1995. He is currently the President of Metacom, Inc., a company that sells prerecorded music on interactive displays. From April 1995 to July 1997, Mr. Ezrilov was self-employed as a business consultant. Prior to that, he was a partner with Arthur Andersen LLP, which he joined in 1966 subsequent to his obtaining a BSB degree at the University of Minnesota. Mr. Ezrilov also serves on the Board of Directors of Zomax, Inc. (a turnkey provider of CDs and cassettes), and as an advisory board member to Holiday Companies (a group of related companies engaged in retailing and wholesaling grocery, general merchandise and petroleum products) and L&M Radiator (a replaceable core radiator manufacturer).

Owen P. Gleason
(Term expires in 2002)

Owen P. Gleason, 49 years old, has been Vice President and General Counsel of the Company since 1990 and served as corporate counsel since 1978. Mr. Gleason has been a director since 1986. Mr. Gleason holds a law degree from Oklahoma City University and a Bachelor’s Degree from Ripon College.

Gerald A. Schwalbach
(Term expires in 2003)

Gerald A. Schwalbach, 56 years old, has been a director of the Company since 1997. He is currently Chairman of the Board of Two S Properties, Inc., Superior Storage I, LLC, and related companies all of which are engaged in the real estate business. From 1985 to June 1996, Mr. Schwalbach served as Executive Vice President of Jacobs Management, Inc., a management corporation, and from 1996 to March 1997, as Executive Vice President of IMR General, Inc., an affiliate of Jacobs Management, Inc. Prior to joining Jacobs Management, Inc., Mr. Schwalbach was a tax partner with Arthur Andersen LLP. He was director of Delta Beverage Group, Inc., a beverage bottler and distributor from 1988 to 1999. In 1998, he became a director of BORN Information Services, Inc., a computer consulting firm. In 1999, he became a director of TCF Financial Corporation, a bank holding company. He was a director of TCF National Bank Minnesota in 1998, a subsidiary of TCF Financial Corporation. He graduated from Mankato State University in 1966 with a Bachelor of Arts degree.

Dale S. Hanson
(Term expires in 2003)

Dale S. Hanson, 62 years old, has been a director of the Company since 1988. In June 1998, Mr. Hanson retired as Vice President, Finance and Chief Financial Officer of the Company. Prior to joining the Company in 1990, Mr. Hanson held various executive positions with First Bank System, Inc. (now U.S. Bancorp), including Executive Vice President of First Bank System, Inc., President of FBS Merchant Banking Group and President of First Bank of St. Paul. Mr. Hanson holds a Bachelor of Arts degree from Carleton College.

Gregory D. Goven
(Term expires in 2003)

Gregory D. Goven, 49 years old, has been a director of the Company since 2000. He has been a Vice President of the Company since 1988, and was named a Senior Vice President in October 1998. Mr. Goven joined the Company in 1973. Mr. Goven holds a Bachelor of Science degree from North Dakota State University. Mr. Goven’s wife is the first cousin of Mr. Verdoorn.

          The Board of Directors recommends a vote FOR the election of Messrs. Verdoorn and Butzow as directors of the Company.

Meetings and Committees of the Board of Directors

          During 2000, the Board of Directors held six meetings. Each director holding office during the year attended at least 75% of the total number of meetings of the Board of Directors (held during the period for which he has been a director) and committees of the Board on which he served. The Board of Directors has an Audit Committee and a Compensation Committee, which are described below. The Company does not have a Nominating Committee.

          The Board of Directors has an Audit Committee comprised of Messrs. Ezrilov, Schwalbach and Hanson. The Audit Committee is responsible for nominating the Company’s independent public accountants for approval by the Board of Directors, reviewing the scope, results and costs of the audit with the Company’s independent accountants and reviewing the Company’s significant accounting policies and internal controls. The Audit Committee held four meetings during 2000.

          The Board of Directors has a Compensation Committee comprised of Messrs. Ezrilov and Schwalbach. The Compensation Committee is responsible for determining the compensation and benefits for the executive officers of the Company and for administering the Company’s stock plans. The Compensation Committee held two meetings during 2000.

Compensation of Directors

          During 2000, each non-employee director of the Company received $1,500 for each meeting of the Board of Directors and $750 for each committee meeting attended, and an annual retainer of $6,000. Pursuant to the Company’s Directors’ Stock Plan, the Company may pay such fees in Common Stock. Each non-employee director also received non-qualified stock options to purchase 6,000 shares at an exercise price of $20.345 per share. These options were exercisable immediately upon grant. The Company also reimburses non-employee directors for expenses incurred in attending Board meetings.

          Directors who are also employees of the Company are not separately compensated for any services provided as a director.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

          The Compensation Committee of the Board of Directors (the “Compensation Committee”), which consists entirely of independent directors, is responsible for determining the compensation and benefits of the executive officers of the Company. The Compensation Committee also administers the Company’s compensation plans, including the 1997 Omnibus Stock Plan (the “Omnibus Stock Plan”) and the Robinson Companies Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”).

Objectives and Philosophy

          The Compensation Committee has adopted a compensation philosophy intended to achieve the following basic goals: (i) provide a level of total compensation necessary to attract high quality executives; (ii) provide incentive compensation based on the alignment of corporate performance objectives and the interests of the stockholders to achieve further Company growth; (iii) emphasize team performance; (iv) balance incentive compensation to achieve both short-term and long-term results; and (v) encourage executives to make long-term career commitments to the Company and its stockholders through the Company’s compensation programs.

          The Compensation Committee reviews market data and assesses the Company’s competitive position in each of the three primary components of executive compensation: base salary, annual bonus and long-term incentive compensation. The following descriptions of the primary components of compensation contain additional detail regarding the Committee’s objectives and philosophy. The Compensation Committee does not allocate a fixed percentage to each of the three components. Compensation decisions regarding individual executives may also be based on factors such as individual performance, level of responsibility, unique skills of the executive and demands of the position.

Components of Compensation

          Base salary.    Annual base salary is designed to compensate executives for sustained performance and is intended to provide a minimum level of guaranteed compensation. In 2000, base salary levels and annual increases for executive officers were determined based on an evaluation of the responsibilities of the position held and the experience of the particular individuals. During 2000, the Company eliminated its executive automobile program and increased base salaries to compensate for the elimination of an automobile allowance. The Committee believes that a significant percentage of total compensation should be variable and incentive based.

          Bonus compensation.    The Company’s Operational Executive Compensation Plan (“OECP”) and its successor plan, the Management Bonus Plan, pays cash bonuses to executives (including the executives named in the Summary Compensation Table below) when both the Company achieves certain corporate performance objectives and the particular executive achieves certain objectives established on an annual basis. The amount available for such bonuses increases in relation to the extent to which such objectives are exceeded. The bonus column of the Summary Compensation Table below contains the annual incentive payments for 2000 for the Chief Executive Officer and each of the other named executive officers. The objectives of the Management Bonus Plan were exceeded in 2000.

          Long-Term Incentive Compensation.    Pursuant to the Omnibus Stock Plan, officers, other employees, trusts for the benefit of employees, consultants and eligible independent contractors of the Company may receive options to purchase Common Stock. The Omnibus Stock Plan provides for the grant of both incentive stock options intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and nonqualified stock options that do not qualify for such treatment. The Omnibus Stock Plan also permits grants of stock appreciation rights, restricted stock and restricted stock unit awards, performance awards, dividend equivalents and other stock grants or other stock-based awards.

          The Compensation Committee administers the Omnibus Stock Plan and approves awards thereunder. A total of 4,000,000 shares of Common Stock has been reserved for issuance under the Omnibus Stock Plan. In determining the persons to whom options and awards may be granted and the number of shares subject to each, the Committee may take into account the nature of services rendered by the respective employees or consultants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its discretion may deem relevant. Non-employee directors may be granted nonqualified stock options to purchase shares of Common Stock on a periodic basis.

          The Board of Directors may amend or discontinue the Omnibus Stock Plan at any time. The Committee may not alter or impair any award granted under the Omnibus Stock Plan without the consent of the holder of the award except as otherwise provided in the Omnibus Stock Plan or any award agreement. The Board of Directors has recommended that the stockholders approve an additional 5,000,000 shares of Common Stock be set aside for issuance under the Omnibus Stock Plan. The Omnibus Stock Plan will expire in 2007.

          Stock options were granted to the named executive officers and all officers as a group, as described in the Summary Compensation Table below during 2000.

          During 2000, the Company adopted the Robinson Companies Nonqualified Deferred Compensation Plan that provides to a select group of management and highly compensated employees the opportunity to defer a specified percentage or dollar amount of their base salary and/or cash incentive compensation. The plan may also permit participants to defer the delivery of shares of Company Common Stock representing the gain on the exercise of incentive stock options and nonqualified stock options. The Company may contribute other forms of compensation to an employee’s account and impose other restrictions under the plan. The Company’s obligations under this plan are unsecured general obligations of the Company to pay in the future the value of the deferred compensation adjusted to reflect the performance, whether positive or negative, of selected investment options, chosen by each participant, during the deferral period. A nonqualified grantor trust, commonly known as a “Rabbi Trust,” has been established to fund the Company’s obligations under the Deferred Compensation Plan. This trust prevents the Company from using these funds for general corporate purposes but still subjects these funds to the general creditors of the Company in cases of insolvency or bankruptcy.

          The Compensation Committee administers the Deferred Compensation Plan and approves participation thereunder. The Compensation Committee may amend or discontinue the Deferred Compensation Plan at any time. Except as provided in the plan, the Compensation Committee may not alter or impair any benefits payable under the Deferred Compensation Plan without the consent of the participant.

Chief Executive Officer Performance Evaluation and Compensation

          The determination of the Chief Executive Officer’s base salary, bonus and long-term incentive compensation for fiscal 2000 followed the policies set forth above for all executives’ compensation. The Compensation Committee annually conducts a separate performance evaluation in determining Mr. Verdoorn’s compensation.

          Mr. Verdoorn became President and Chief Executive Officer in 1977, and remained CEO after the appointment of John Wiehoff as President in December 1999. His compensation for 1998-2000 is shown in the Summary Compensation Table below. During 2000, Mr. Verdoorn’s base salary was decreased 0.6% from 1999 to $181,647. Mr. Verdoorn received a cash bonus pursuant to the Company’s Management Bonus Plan in the amount of $375,000 in recognition of favorable corporate performance and individual performance. Mr. Verdoorn received 30,000 options to purchase common stock pursuant to the Omnibus Stock Plan. In the Compensation Committee’s judgment, these cash awards reflect Mr. Verdoorn’s significant contributions to the Company’s success through his vision, leadership and long-term dedication.

President Performance Evaluation and Compensation

          Mr. Wiehoff was appointed President of the Company in December of 1999, after serving as a Senior Vice President and Chief Financial Officer. The determination of the President’s base salary, bonus and long-term incentive compensation for fiscal 2000 followed the policies set forth above for all executives’ compensation. Additionally, the Compensation Committee provided additional equity compensation as a long-term incentive. The Compensation Committee annually conducts a separate performance evaluation in determining Mr. Wiehoff’s compensation.

          Mr. Wiehoff’s compensation for 1998-2000 is shown on the Summary Compensation Table below. During 2000, Mr. Wiehoff’s base salary was increased 11.2% over 1999 to $101,748. Mr. Wiehoff received a cash bonus pursuant to the Company’s Management Bonus Plan in the amount of $365,000 in recognition of favorable corporate performance, increased responsibility and individual performance. Mr. Wiehoff received 100,000 options to purchase common stock pursuant to the Omnibus Stock Plan. Pursuant to the authority granted to the Compensation Committee under the Deferred Compensation Plan and in accordance with the terms of the Omnibus Stock Plan, Mr. Wiehoff also received 169,492 deferred shares of Company common stock. These deferred shares vest ratably over a period of fifteen (15) years provided he remains employed by the Company, and vesting will not be accelerated on account of death, disability, change in control or any other reason. These deferred shares are subject to other restrictions as defined in the Deferred Compensation Plan. In the Compensation Committee’s judgment, these cash awards, long-term incentive option awards and additional equity awards reflect Mr. Wiehoff’s growing importance and significant contribution to the Company’s success, and further align his interests with those of the stockholders.

Compensation Limitations

          Section 162(m) of the Code generally limits the corporate deduction for compensation paid to executive officers to $1.0 million, unless the compensation qualifies as “performance-based compensation” under the Code. The Committee has reviewed the potential consequences for the Company of Section 162(m) and believes that this provision did not affect the deductibility of compensation paid to the Company’s executive officers in 2000, and is currently expected to have no impact in 2001. The Committee will continue to monitor this matter and may propose changes to the executive compensation program if warranted.

Robert Ezrilov
Gerald A. Schwalbach

Members of the Compensation Committee

Compensation Committee Interlocks and Insider Participation

          The members of the Compensation Committee are Robert Ezrilov and Gerald A. Schwalbach. No executive officer of the Company served as a member of the Compensation Committee or as a director of any other entity, one of whose executive officers served on the Compensation Committee or as a director of the Company.

Summary Compensation Table

          The following table sets forth all compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the years ended December 31, 2000, 1999 and 1998, by the Company’s Chief Executive Officer and the four other most highly compensated executive officers.

Summary Compensation Table

	Fiscal Year	Annual Compensation		Long-Term Compensation Awards			All Other Compensation(3)
		Salary(1)	Bonus(2)	Restricted Stock Awards($)		Securities Underlying Options(#)
D.R. Verdoorn	2000	$181,647	$375,000	$ -0-		30,000	$ 8,500
Chairman of the Board and	1999	182,786	345,000	-0-		30,000	8,800
Chief Executive Officer	1998	173,140	345,000	-0-		-0-	12,800

Barry W. Butzow	2000	$102,600	$365,000	$ -0-		40,000	$ 8,500
Senior Vice President	1999	102,399	345,000	-0-		40,000	8,800
	1998	102,106	290,000	-0-		-0-	12,800

Gregory D. Goven	2000	$102,113	$365,000	$ -0-		40,000	$15,300
Senior Vice President	1999	101,500	335,000	-0-		40,000	13,600
	1998	100,050	280,000	-0-		-0-	12,800

John P. Wiehoff	2000	$101,748	$365,000	$5,000,014	(4)	100,000	$15,300
President	1999	91,500	215,000	-0-		40,000	13,600
	1998	89,064	161,550	-0-		-0-	12,800

Joseph J. Mulvehill	2000	$ 92,113	$235,000	$ -0-		16,000	$15,300
Vice President, International	1999	89,514	210,000	-0-		16,000	13,600
	1998	38,764	332,756	-0-		-0-	12,800

(1)	Base salary plus amount paid as an automobile allowance and other de minimis benefits.

(2)	The Company pays bonuses to executives when both the Company achieves certain corporate performance objectives and the particular executive achieves certain objectives established on an annual basis.

(3)	Contributions to the Robinson Companies Retirement and Savings Plan.

(4)
Represents 169,492 deferred shares granted to Mr. Wiehoff on December 21, 2000, having a then current value of $5,000,014. These deferred shares vest ratably over a period of fifteen (15) years provided he remains employed by the Company, and vesting will not be accelerated on account of death, disability, change in control or any other reason. These deferred shares are subject to other restrictions as defined in the Deferred Compensation Plan. (See “Compensation Committee Report on Executive Compensation.”)

Stock Options

          The following tables summarize (i) stock options granted to the executive officers named in the Summary Compensation Table above during the year ended December 31, 2000 and (ii) the value of all options held by such persons at December 31, 2000. No options held by such executive officers were exercised during the 2000 fiscal year.

Option Grants in Fiscal Year 2000

	Individual Grants(1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise Price Per Share	Expiration Date	5%	10%
D.R. Verdoorn	30,000	2.63%	$20.345	1/31/10	$ 383,700	$ 972,300
Barry W. Butzow	40,000	3.50	20.345	1/31/10	511,600	1,296,400
Gregory D. Goven	40,000	3.50	20.345	1/31/10	511,600	1,296,400
John P. Wiehoff	100,000	8.75	20.345	1/31/10	1,279,000	3,241,000
Joseph J. Mulvehill	16,000	1.40	20.345	1/31/10	204,640	518,560

(1)
The options shown in this table are incentive stock options to the extent they qualify under IRS regulations and are granted pursuant to the Company’s Omnibus Stock Plan. The options have 10-year terms and become exercisable in four equal cumulative annual installments beginning on January 31, 2002.

(2)	On January 31, 2000, the Company granted options for an aggregate of 1,142,400 shares of Common Stock to 441 employees, including the named executive officers.

(3)
Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Commission and do not represent the Company’s estimate or projection of the Company’s future Common Stock prices. These amounts represent certain assumed rates of appreciation in the value of the Company’s Common Stock from the fair value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions.

Aggregated Value of Options Held at December 31, 2000

	Number of Unexercised Options Held at December 31, 2000		Value of Unexercised In-the-Money Options Held at December 31, 2000(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
D.R. Verdoorn	13,109	73,109	$294,165.96	$1,192,665.96
Barry W. Butzow	13,109	93,109	$294,165.96	$1,492,165.96
Gregory D. Goven	13,109	93,109	$294,165.96	$1,492,165.96
John P. Wiehoff	13,109	153,109	$294,165.96	$2,158,165.96
Joseph J. Mulvehill	4,000	36,000	$ 89,760.00	$ 568,960.00

(1)
“Value” has been determined based on the difference between the last sale price of the Company’s Common Stock as reported by The Nasdaq National Market on December 29, 2000 ($31.44) and the per share option exercise price, multiplied by the number of shares subject to the in-the-money options.

Robinson Companies Nonqualified Deferred Compensation Plan

          During 2000, the Company adopted the Robinson Companies Nonqualified Deferred Compensation Plan, which is available to a select group of management and highly compensated employees. The Deferred Compensation Plan permits participants to defer base salary and/or cash incentive compensation in accordance with the terms of the Deferred Compensation Plan. The Deferred Compensation Plan may also permit participants to defer the delivery of shares of Company Common Stock representing the gain on the exercise of incentive stock options and nonqualified stock options in accordance with the terms of the Deferred Compensation Plan. The amount of compensation and/or stock representing the gain on the exercise of options to be deferred by each participant will be based on elections by each participant under the terms of the Deferred Compensation Plan.

          In connection with the Deferred Compensation Plan, the Company has created a non-qualified grantor trust (the “Trust”), commonly known as a “Rabbi Trust.” The assets of the Trust will be used to pay benefits. The assets of the Trust are subject to the claims of general creditors of the Company in cases of insolvency and bankruptcy. As a result, the deferred compensation obligations will be unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Deferred Compensation Plan, and will rank equally with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

          The amounts of base salary, cash incentive compensation and option gain deferred by a participant (a “Deferral”) will be credited with earnings and investment gains and losses by assuming that the Deferral was invested in one or more index funds selected by the participant in accordance with the terms of the Deferred Compensation Plan. The index funds include various mutual funds, with different degrees of risk, and a stock fund whose return reflects the return on the Company’s Common Stock.

          The Compensation Committee administers the Deferred Compensation Plan and approves participation thereunder. The Compensation Committee may amend or discontinue the Deferred Compensation Plan at any time. Except as provided in the plan, the Compensation Committee may not alter or impair any benefits payable under the Deferred Compensation Plan without the consent of the participant. Pursuant to the authority granted to the Compensation Committee under the Deferred Compensation Plan and in accordance with the terms of the Omnibus Stock Plan, John Wiehoff received 169,492 deferred shares of Company Common Stock in December 2000. These deferred shares vest ratably over a period of fifteen (15) years provided he remains employed by the Company, and vesting will not be accelerated on account of death, disability, change in control or any other reason. These deferred shares are subject to other restrictions as defined in the Deferred Compensation Plan.

PERFORMANCE GRAPH

          The following graph shows a comparison of cumulative total returns for the Company’s Common Stock, the Standard & Poor’s 500 Composite Stock Index and the Nasdaq Trucking & Transportation Index through December 31, 2000, assuming the investment of $100 on October 15, 1997 (the date the Common Stock began trading) and the reinvestment of dividends. During 2000, the Company was added to Standard & Poor’s MidCap 400 Stock Index, and the Company has decided to show the comparison of the Company’s performance against that index as well.

[GRAPH APPEARS HERE]

	10/15/97	12/31/97	12/31/98	12/31/99	12/31/00
C.H. Robinson Worldwide, Inc.	$100	$125	$146	$226	$360
Standard & Poor’s 500 Composite Stock Index	100	103	132	160	146
Standard & Poor’s MidCap 400 Stock Index	100	101	115	132	156
Nasdaq Trucking & Transportation Index	100	97	87	84	76

CERTAIN TRANSACTIONS

          In 2000, James V. Larsen and his spouse jointly received $1,327,815 as the second of five annual earn-out payments which Mr. Larsen and his spouse were entitled to receive as a result of the acquisition by the Company of Preferred Translocation Systems, Inc. in July 1998. In January 2001, the earn-out provisions were renegotiated, and Mr. Larsen and his spouse received $3,300,000 as full and final settlement of all earn-out obligations.

          Other than as described in this Proxy Statement, no director or executive officer of the Company was indebted to the Company during the year ended December 31, 2000 for any amount in excess of $60,000, and there were no related party transactions among the Company and its executive officers, directors and the holders of more than 5% of the outstanding shares of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

          The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of March 16, 2001 by (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director, nominee and executive officer of the Company named in the Summary Compensation Table under the heading “Executive Compensation” above and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted, the stockholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them.

	Number of Shares Beneficially Owned(1)	Percentage of Outstanding Shares
FMR Corp. (2)	7,451,320	8.81%
82 Devonshire Street
Boston, MA 02109
J.P. Morgan Chase & Co. (3)	4,865,000	5.75
270 Park Avenue
New York, NY 10017
D.R. Verdoorn (4)	5,541,049	6.55
Looe Baker III (5)	3,114,499	3.68
Barry W. Butzow (6)	1,463,421	1.73
Gregory D. Goven (7)	1,004,017	1.19
Owen P. Gleason (8)	907,547	1.07
Dale S. Hanson (9)	831,397	*
Joseph J. Mulvehill (10)	522,322	*
John P. Wiehoff (11)	359,925	*
Robert Ezrilov (12)	134,521	*
Gerald A. Schwalbach (13)	74,521	*
All executive officers and directors as a group (17 persons)	14,329,613	16.90

*	Less than 1%

(1)
Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (the “Commission”), and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 16, 2001(“Currently Exercisable Options”) are deemed outstanding for computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.

(2)	Disclosure is made in reliance upon a statement on Schedule 13G/A, dated as of February 13, 2001, filed with the Securities and Exchange Commission.

(3)
Disclosure is made in reliance upon a statement on Schedule 13G, dated as of February 13, 2001, filed with the Securities and Exchange Commission. In such statement, J.P. Morgan Chase & Co. indicated that it is the beneficial owner of 4,865,000 shares of Common Stock, with sole voting power with respect to 4,339,800 shares, sole dispositive power with respect to 4,864,600 shares, and shared dispositive power with respect to 400 shares.

(4)
Mr. Verdoorn’s address is 8100 Mitchell Road, Eden Prairie, Minnesota 55344. Includes 1,000,956 shares owned by Mr. Verdoorn’s spouse, 31,160 shares owned through a Verdoorn family foundation, and 1,014,170 shares owned by trusts over which he exercises voting and investment power. Also includes 20,609 shares issuable upon exercise of outstanding options.

(5)
Includes 750,600 shares owned by Mr. Baker’s spouse and 720,000 shares owned by trusts over which he exercises voting and investment power. Also includes 28,109 shares issuable upon exercise of outstanding options.

(6)	Includes 2,000 shares owned by Mr. Butzow’s spouse. Also includes 23,109 shares issuable upon exercise of outstanding options.

(7)
Includes 94,300 shares owned by Mr. Goven’s spouse and a child living at home, and 308,000 shares owned by a trust over which he exercises voting and investment power. Also includes 23,109 shares issuable upon exercise of outstanding options.

(8)
Includes 83,828 shares owned by Mr. Gleason’s spouse and children, and 300,000 shares owned by a trust over which he exercises voting and investment power. Also includes 17,109 shares issuable upon exercise of outstanding options.

(9)
Includes 26,000 shares owned by Mr. Hanson’s spouse. Mr. Hanson also has sole voting and investment power with respect to 60,000 shares held by a family partnership. Also includes 28,109 shares issuable upon exercise of outstanding options.

(10)	Includes 22,898 shares owned by Mr. Mulvehill’s spouse. Also includes 8,000 shares issuable upon exercise of outstanding options.

(11)
Includes 29,754 shares owned by Mr. Wiehoff’s spouse and children, and includes 23,109 shares issuable upon exercise of outstanding options. Also includes 169,492 deferred shares. These deferred shares vest ratably over a period of fifteen (15) years provided he remains employed by the Company, and vesting will not be accelerated on account of death, disability, change in control or any other reason. These deferred shares are subject to other restrictions as defined in the Deferred Compensation Plan. Such deferred shares have been placed in a non-qualified grantor trust for Mr. Wiehoff’s benefit. Mr. Wiehoff has the right to advise the trustee on how to vote such shares, but does not have dispositive power with respect to such shares.

(12)	Includes 21,000 shares issuable upon exercise of outstanding options.

(13)	Includes 21,000 shares issuable upon exercise of outstanding options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the Commission. Such executive officers, directors and greater than 10% beneficial owners are required by the regulations of the Commission to furnish the Company with copies of all Section 16(a) reports they file.

          Based solely on a review of the copies of such reports furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors and greater than 10% beneficial owners were complied with, except that (1) an annual statement of beneficial ownership on Form 5 was not timely filed by each of D. R. Verdoorn, Looe Baker III, Barry Butzow, Dale S. Hanson, Gregory D. Goven, Owen P. Gleason, Joseph J. Mulvehill, John P. Wiehoff, Robert Ezrilov, Gerald A. Schwalbach, James V. Larsen, Michael T. Rempe, Troy A. Renner, Timothy Manning, Chad M. Lindbloom, Thomas K. Mahlke and Mark A. Walker to reflect the grant of stock options in January 2000, but such grants were subsequently reported, (2) a statement of change of beneficial ownership on Form 4 was not timely filed by Mr. Goven to reflect the sale of 10,000 shares in March 2000, but such sale was subsequently reported, (3) a statement of change of beneficial ownership on Form 4 was not timely filed by Mr. Hanson to reflect the sale of 13,000 shares in March 2000 or the sale of 17,000 shares in May 2000, but such sales were subsequently reported, (4) a statement of change of beneficial ownership on Form 4 was not timely filed by Mr. Rempe to reflect the sale of 3,000 shares in May 2000, but such sale was subsequently reported, and (5) a statement of change of beneficial ownership on Form 4 was not timely filed by Mr. Verdoorn to reflect the sales of an aggregate of 185,000 shares in May 2000, but such sales were subsequently reported.

PROPOSAL TWO: AMENDMENT OF 1997 OMNIBUS STOCK PLAN

          The Board of Directors has approved, subject to stockholder approval, an amendment to the Omnibus Stock Plan to increase by 5,000,000 the number of shares of Common Stock available for issuance thereunder from 4,000,000 shares to 9,000,000 shares. As of December 31, 2000, the Company had remaining 892,680 shares available for option grants, pursuant to the Omnibus Stock Plan. On February 1, 2001, the Compensation Committee approved option grants to 516 employees and directors pertaining to an aggregate of 796,000 shares. The Board of Directors believes that the Omnibus Stock Plan has been and continues to be an important incentive in attracting, retaining and motivating key employees, as well as a successful mechanism for aligning corporate performance with the interests of stockholders, and believes that it is appropriate to increase the number of shares available for option grants and other awards under the Omnibus Stock Plan at this time. Approval of the proposed amendment to increase the number of authorized shares under the Omnibus Stock Plan will assure that sufficient shares are available to enable the Compensation Committee to achieve the objectives of the Omnibus Stock Plan to aid in maintaining and developing personnel capable of assuring the future success of the Company, to offer such personnel additional incentives to put forth maximum effort for the success of the business and to afford them an opportunity to acquire an interest in the Company through stock options.

          The Omnibus Stock Plan was adopted by the Board of Directors in July 1997 and approved by the Company’s stockholders in August 1997. The Omnibus Stock Plan was amended by the Board of Directors in 2000 to allow trusts for the benefit of employees to be eligible participants.

          The Board of Directors may amend or discontinue the Omnibus Stock Plan at any time. The Compensation Committee may not, however, alter or impair any option or award previously granted under the Omnibus Stock Plan without the consent of the holder of the option, except as otherwise provided in the Omnibus Stock Plan or in the Award Agreement.

          Pursuant to the Omnibus Stock Plan, officers, other employees, trusts for the benefit of employees, consultants and eligible independent contractors of the Company may receive options to purchase Common Stock. The Omnibus Stock Plan provides for the grant of both incentive stock options intended to qualify for preferential tax treatment under Section 422 of the Code, and nonqualified stock options that do not qualify for such treatment. The exercise price of all ISOs granted under the Omnibus Stock Plan must equal or exceed the fair market value of the Common Stock at the time of grant. Only full or part-time employees are eligible for the grant of ISOs. The following table illustrates the number of options granted by the Company pursuant to the Omnibus Stock Plan, net of forfeitures by grantees, since inception:

Date	Options Awarded	Number of Granteees
10/15/97	821,340	256
2/15/99	900,588	324
1/31/00	1,148,100	445
2/1/01	796,000	516

          The Omnibus Stock Plan also permits grants of stock appreciation rights, restricted stock and restricted stock unit awards, performance awards, dividend equivalents and other stock grants or other stock-based awards. Since inception of the Omnibus Stock Plan, the Compensation Committee has granted a total of 237,292 restricted shares to five employees. The Omnibus Stock Plan is administered by the Compensation Committee; however, the Compensation Committee may delegate to one or more officers of the Company or any Affiliate, or a committee of such officers, the right to grant awards with respect to participants who are not subject to Section 16(b) of the Securities Exchange Act of 1934.

          The following is a summary of the principal federal income tax consequences generally applicable to options and awards under the Omnibus Stock Plan. The grant of an ISO is not expected to result in any tax consequences for the recipient or the Company or any subsidiary employing such individual (the “employer”). The holder of an ISO generally will have no taxable income upon exercising the ISO (except that the alternative minimum tax may apply), and the employer generally will receive no tax deduction when an ISO is exercised. Upon exercise of a stock option other than an ISO, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option price, and the employer will then be entitled to a tax deduction for the same amount. The tax consequences to an optionee of a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an ISO or stock option other than an ISO. Generally, there will be no tax consequence to the employer in connection with a disposition of shares acquired under an option except that the employer may be entitled to a tax deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding period has been satisfied.

          The tax consequences of the grant of an SAR are generally governed by Section 83 of the Code. At the time an SAR is granted, an option holder will not recognize any taxable income. At the time of exercise of an SAR the optionholder will recognize ordinary income equal to the cash or the fair market value of the shares received at such time. Any additional gain recognized on a subsequent sale or exchange of such shares will not be compensation income but generally will qualify as a capital gain. The Company generally will be allowed an income tax deduction in the amount that, and for its taxable year in which, the optionholder recognizes ordinary income upon the exercise of an SAR, but only if the Company properly reports such income to the Internal Revenue Service or withholds income tax upon such amount as required under the Code.

          The tax consequences of restricted stock and performance awards (collectively hereinafter referred to as “deferred awards”) also are governed by Section 83 of the Code. At the time a deferred award is granted, a recipient will not recognize any taxable income. At the time a deferred award matures, the recipient will recognize ordinary income equal to the cash or fair market value of the shares received at such time. Any additional gain recognized on a subsequent sale or exchange of such shares will not be compensation income but will be treated as capital gain. Section 83(b) of the Code provides that a recipient of a restricted stock award may elect, not later than 30 days after the date the restricted stock award is originally made, to include as ordinary income the fair market value of the stock at that time. Any future appreciation in the fair market value of the stock will be capital gain. If the stock is subsequently forfeited under the terms of the restricted stock award, the recipient will not be allowed a tax deduction with respect to such forfeiture. The Company generally will be allowed an income tax deduction in the amount that, and for its taxable year in which, a recipient recognizes ordinary income pursuant to a restricted stock award or performance award, but only if the Company properly reports such income to the Internal Revenue Service or withholds income tax upon such amount as required under the Code.

          Special rules apply in the case of individuals subject to Section 16(b) of the Securities Exchange Act of 1934. In particular, under current law, shares received pursuant to the exercise of a stock option, other purchase right, or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, unless a special tax election is made, the amount of ordinary income recognized and the amount of the employer’s deduction may be determined as of such date.

          As of March 16, 2001, there were outstanding options to purchase an aggregate of 3,626,268 shares of Common Stock under the Omnibus Stock Plan, including outstanding options granted to the named executive officers in the Summary Compensation Table as follows: D.R. Verdoorn (116,218); Barry W. Butzow (146,218); Gregory D. Goven (146,218); John P. Wiehoff (206,218); and Joseph J. Mulvehill (56,000). Mr. Wiehoff has also received a grant of 169,492 deferred shares under the Omnibus Stock Plan. Future grants of options and awards to executive officers and other employees under the Omnibus Stock Plan are not determinable.

          The affirmative vote of a majority of the shares of Common Stock represented at the meeting is required for the approval of the amendment to the Omnibus Stock Plan.

          The Board of Directors recommends a vote “FOR” the amendment to the 1997 Omnibus Stock Plan.

AUDIT COMMITTEE REPORT

          The Audit Committee of the Company’s Board of Directors is composed of the following nonemployee directors: Gerald A. Schwalbach, Robert Ezrilov and Dale S. Hanson. Nasdaq listing standards require that, by June 2001, all Nasdaq-listed companies have audit committees composed of at least three outside, independent directors. Messrs. Schwalbach and Ezrilov meet the independence requirements of the applicable Nasdaq listing standards that will apply to Audit Committee members beginning in June 2001. The third director, Mr. Hanson, will meet the independence requirements beginning in July 2001 because he was an employee of the Company through June 30, 1998. Because of Mr. Hanson’s prior experience as Chief Financial Officer of the Company and in various executive positions with First Bank System, Inc. (now U.S. Bancorp), the Board of Directors determined that Mr. Hanson’s membership on the committee is in the best interest of the Company and its stockholders.

          The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Exhibit A. The Audit Committee recommends to the Board of Directors the selection of the Company’s independent accountants.

          Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

          In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

          The Company’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence. The Audit Committee also considered whether the provision of any nonaudit services was compatible with maintaining the independence of Arthur Andersen LLP as the Company’s independent auditors.

          Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

Gerald A. Schwalbach
Robert Ezrilov
Dale S. Hanson

The Members of the Audit Committee
of the Board of Directors

PROPOSAL THREE : SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

          The Board of Directors has selected Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending December 31, 2001. A proposal to ratify the appointment of Arthur Andersen LLP will be presented at the Annual Meeting. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions from stockholders. If the appointment of Arthur Andersen LLP is not ratified by the stockholders, the Board of Directors is not obligated to appoint other accountants, but the Board of Directors will give consideration to such unfavorable vote.

Audit Fees

          Audit fees billed to the Company by Arthur Andersen LLP for review of the Company’s financial statements for the fiscal year ended December 31, 2000 and the financial statements included in the Company’s quarterly reports on Form 10-Q for the last fiscal year totaled $319,000.

Financial Information Systems Design and Implementation Fees

          The Company did not engage Arthur Andersen LLP to provide advice to the Company regarding financial information systems design and implementation during 2000.

All Other Fees

          Fees billed to the Company by Arthur Andersen LLP for all other nonaudit services rendered to the Company during 2000 totaled $316,000.

          The Board of Directors recommends a vote FOR ratification of the selection of Arthur Andersen LLP as the Company’s independent public accountants.

SOLICITATION OF PROXIES

          The Company is paying the costs of solicitation, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but in addition, the solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by regular employees of the Company without additional compensation. The Company will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to the Company’s stockholders.

SUBMITTING PROXIES AND VOTING INSTRUCTIONS BY PHONE OR INTERNET

          If you are a registered stockholder (you hold your stock in your own name), you may submit a proxy by touch-tone telephone or via the Internet. If you are a beneficial stockholder (you hold your shares through a nominee, such as a broker), your nominee can advise you whether you will be able to submit voting instructions by telephone or via the Internet. Procedures to submit proxies or voting instructions by telephone or the Internet are designed to authenticate stockholder identities, to allow stockholders to submit their proxies or voting instructions and to confirm that such proxies or voting instructions have been properly recorded.

          If you are a registered stockholder residing in the United States, you may submit your proxy by touch-tone telephone by following the “Vote by Phone” instructions on the proxy card. If you have Internet access, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card. Proxies must be received by the deadline set forth on the proxy card you receive. The giving of such proxy will not affect the right to vote in person, should you decide to attend the Annual Meeting.

PROPOSALS FOR THE 2002 ANNUAL MEETING

          Pursuant to federal securities laws, any proposal by a stockholder to be presented at the 2002 Annual Meeting of Stockholders and to be included in the Company’s proxy statement must be received at the Company’s executive offices, 8100 Mitchell Road, Eden Prairie, Minnesota 55344, no later than the close of business on November 30, 2001. Proposals should be sent to the attention of the Secretary. Pursuant to the Company’s Bylaws, in order for business to be properly brought before the 2002 Annual Meeting of Stockholders by a stockholder, the stockholder must give written notice of such stockholder’s intent to bring a matter before the annual meeting no later than January 31, 2002. Each such notice should be sent to the attention of the Secretary, and must set forth certain information with respect to the stockholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the Company’s Bylaws. The Company intends to exercise its discretionary authority with respect to any matter not properly presented by such date.

GENERAL

          The Company’s Annual Report for the fiscal year ended December 31, 2000 is being mailed to stockholders together with this Proxy Statement. The Annual Report is not to be considered part of the soliciting materials.

          The information set forth in this Proxy Statement under the caption “Compensation Committee Report on Executive Compensation,” “Performance Graph” and “Audit Committee Report” shall not be deemed to be (i) incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that in any such filing the Company expressly so incorporates such information by reference, and (ii) “soliciting material” or to be “filed” with the SEC.

By Order of the Board of Directors

/s/ Owen P. Gleason

Owen P. Gleason
Secretary

March 30, 2001

EXHIBIT A

C.H. ROBINSON WORLDWIDE, INC.

Audit Committee
Charter

Creation of Audit Committee

          RESOLVED, that an Audit Committee of the board of directors is hereby created as follows:

Organization

          There shall be a committee of the board of directors to be known as the audit committee (the “Audit Committee”). The Audit Committee shall be composed of at least three directors who are independent of the management of the company and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

          The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the manager of business controls and the independent public accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

Statement of Policy

          The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the stockholders, potential stockholders and the investment community relating to corporate accounting, reporting practices of the corporation and the quality and integrity of the financial reports of the corporation. The Audit Committee, on behalf of the board of directors, will be responsible for the independent external audit. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication among the directors, the independent public accountants, the internal auditors, and the financial management of the company.

Responsibilities

          The policies and procedures of the Audit Committee shall remain flexible, in order to best react to changing conditions and ensure to the directors and stockholders that the corporate accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality. In carrying out these responsibilities, the Audit Committee will:

1.    Accounting and Reporting

•	Review, understand and assess the following:

–	significant accounting and reporting issues and underlying judgments

–	nature and substance of significant accruals, reserves and other estimates

–	proposals by management to establish or change significant accounting policies and practices

–	significant risks or exposures and assess the steps management has taken to minimize such risk

–	appropriateness of management’s discussion and analysis of operations in SEC filings and consistency with financial statements

–	the impact of proposed FASB/SEC and any other accounting pronouncements for their potential impact on the company

–	the income tax status of the company

–	accounting and reporting management of the company, including the depth and succession plan of the financial management team

–	annual financial statements and related footnotes

•	Review annually and update, if necessary, the Audit Committee’s Charter

•	Review with management and the independent public accountants, the interim financial results that are filed with the SEC or other regulators

•	Review with management legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators

•	Review and recommend approval of the annual budget to the Board of Directors

2.    Independent External Audit

–	review management’s annual recommendation for appointment of the independent public accountants, make recommendation to the Board and where appropriate, replace the independent external auditor

–	review and assess the independence/objectivity of independent public accountants, including a review of management consulting services and related fees provided by the independent public accountants

–	review, understand and approve the scope of external audit, the overall audit approach and the key audit risk considerations

–	concur with the audit fees while ensuring a comprehensive and complete audit

–	review with management and the independent public accountants at the completion of the annual examination:

(a)	any significant changes required in the audit plan

(b)	any serious difficulties or disputes with management encountered during the course of the audit

(c)	any unrecorded audit adjustments

(d)	auditor observations about the corporate control environment and overall fairness of the annual financial statements

(e)	other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards

3.    Internal Audit

–	review the scope and plans of the internal audit function

–	coordinate the scope and objectives of the internal audit function with those of the external audit

–	review all findings of any completed internal audit projects

–	consider and review with management and the manager of business controls:

(a)	significant findings during the year and management’s responses thereto

(b)	any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information

(c)	any changes required in the planned scope of their audit plan

4.    Other

–	review all significant information systems initiatives for their impact on the internal control environment and financial reporting accuracy

–	review of the risk management status of the company on an annual basis

–	monitor the company’s Code of Conduct practices and the Conflicts of Interest Program conducted by the Corporate General Counsel as part of the Foreign Corrupt Practices Act

–	report to the full board of directors on any financial matters requested and make recommendations as the Audit Committee deems appropriate

–	conduct or authorize investigations into any matters within their scope of responsibilities

–	retain independent counsel, accountants, or others to assist it in the conduct of any investigation, as appropriate

–	perform such other functions as assigned by law, the company’s charter or bylaws, or the board of directors

Appendix A

C.H. ROBINSON WORLDWIDE, INC.
1997 OMNIBUS STOCK PLAN
(as amended May 1, 2001)

Section 1. Purpose.

     The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting, retaining and incentivizing employees, officers, consultants, independent contractors and non-employee directors.

Section 2. Definitions.

     As used in the Plan, the following terms shall have the meanings set forth below:

     (a) "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

     (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock Grant or Other Stock-Based Award granted under the Plan.

     (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

     (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

     (e) "Committee" shall mean either the Board of Directors of the Company or a committee of the Board of Directors appointed by the Board of Directors to administer the Plan. The Company expects to have the Plan administered in accordance with the requirements for the award of "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

     (f) "Company" shall mean C.H. Robinson Worldwide, Inc., a Delaware corporation, and any successor corporation.

     (g) "Dividend Equivalent" shall mean any right granted under Section 6(e) of the Plan.

     (h) "Eligible Person" shall mean any employee, trust for the benefit of an employee, officer, consultant, independent contractor or director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person.

      (i) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall not be less than (i) the closing price as reported for composite transactions, if the Shares are then listed on a national securities exchange, (ii) the last sale price, if the Shares are then quoted on the Nasdaq National Market or (iii) the average of the closing representative bid and asked prices of the Shares in all other cases, on the date as of which fair market value is being determined. If on a given date the Shares are not traded in an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this clause and in connection therewith shall take such action as it deems necessary or advisable.

     (j) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

     (k) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

     (l) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option, and shall include Reload Options.

     (m) "Other Stock Grant" shall mean any right granted under Section 6(f) of the Plan.

     (n) "Other Stock-Based Award" shall mean any right granted under Section 6(g) of the Plan.

     (o) "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

     (p) "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

     (q) "Person" shall mean any individual, corporation, partnership, association or trust.

     (r) "Plan" shall mean the C.H. Robinson Worldwide, Inc. 1997 Omnibus Stock Plan, as amended from time to time.

     (s) "Reload Option" shall mean any Option granted under Section 6(a)(iv) of the Plan.

     (t) "Restricted Stock" shall mean any Shares granted under Section 6(c)of the Plan.

     (u) "Restricted Stock Unit" shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

     (v) "Shares" shall mean shares of Common Stock, $0.10 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

     (w) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

Section 3. Administration.

     (a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award.

     (b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more officers of the Company or any Affiliate or a committee of such officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion.

Section 4. Shares Available for Awards.

     (a) Shares Available. Subject to adjustment as provided in Section 4(c), the aggregate number of Shares that may be issued under all Awards under the Plan shall be 9,000,000. Shares to be issued under the Plan may be either Shares held in treasury or newly issued. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 9,000,000, subject to adjustment as provided in the Plan and Section 422 or 424 of the Code or any successor provision.

     (b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

     (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

     (d) Award Limitations Under the Plan. No Eligible Person may be granted any Award or Awards under the Plan, the value of which Awards is based solely on an increase in the value of the Shares after the date of grant of such Awards, for more than 500,000 Shares (subject to adjustment as provided for in Section 4(c)), in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any Awards representing "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

Section 5. Eligibility.

     Any Eligible Person of the Company or any Affiliate, shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards.

     (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

          (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that the purchase price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

          (ii) Option Term. The term of each Option shall be fixed by the Committee.

          (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

          (iv) Reload Options. The Committee may grant Reload Options, separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee, the Participant would be granted a new Option when the payment of the exercise price of a previously granted option is made by the delivery of Shares owned by the Participant pursuant to Section 6(a)(iii) hereof or the relevant provisions of another plan of the Company, and/or when Shares are tendered or forfeited as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an Option, which new Option would be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares so provided as consideration upon the exercise of the previously granted option to which such Reload Option relates and (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such Reload Option relates pursuant to the relevant provisions of the plan or agreement relating to such option. Reload Options may be granted with respect to Options previously granted under the Plan or any other stock option plan of the Company, and may be granted in connection with any Option granted under the Plan or any other stock option plan of the Company at the time of such grant. Such Reload Options shall have a per share exercise price equal to the Fair Market Value as of the date of grant of the new Option. Any Reload Option shall be subject to availability of sufficient Shares for grant under the Plan. Shares surrendered as part or all of the exercise price of the Option to which it relates that have been owned by the optionee less than six months will not be counted for purposes of determining the number of Shares that may be purchased pursuant to a Reload Option.

     (b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

     (c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

          (i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a waiver by the Participant of the right to vote or to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

          (ii) Stock Certificates. Any Restricted Stock shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.

          (iii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

     (d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

     (e) Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Participants, subject to the terms of the Plan and any applicable Award Agreement, under which such Participants shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee.

     (f) Other Stock Grants. The Committee is hereby authorized, subject to the terms of the Plan and any applicable Award Agreement, to grant to Participants Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan.

     (g) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants subject to the terms of the Plan and any applicable Award Agreement, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(g) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine.

     (h) General.

          (i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

        (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

        (iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

         (iv) Limits on Transfer of Awards. No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, transfer Options (other than Incentive Stock Options) or designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

     (v) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

     (vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be affixed to reflect such restrictions. If the Shares or other securities are listed on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award until such Shares or other securities have been listed on such securities exchange.

Section 7. Amendment and Termination; Adjustments.

     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

     (a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan.

     (b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided or in the Award Agreement.

     (c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8. Income Tax Withholding; Tax Bonuses.

     (a) Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

     (b) Tax Bonuses. The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 9. General Provisions.

     (a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

     (b) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

     (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

     (d) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

     (e) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

     (f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

     (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

     (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     (j) Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

Section 10. Effective Date of the Plan.

     The Plan shall be effective as of August 14, 1997. The Plan contemplates the merger of C.H. Robinson, Inc. into C.H. Robinson Worldwide, Inc. If the Company’s shareholders do not approve the Plan and the merger at a special meeting of shareholders scheduled for August 14, 1997, the Plan shall be null and void.

Section 11. Term of the Plan.

     Awards shall only be granted under the Plan during a 10-year period beginning on the effective date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the end of such 10-year period, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the termination of the Plan.

COMPANY # CONTROL #

There are three ways to vote your Proxy

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VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided.

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here

Unless you indicate otherwise, this proxy will be voted in accordance with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1. Election of Directors:	01 D.R. Verdoorn
02 Barry W. Butzow

(Instruction: To withhold authority to vote for one or more
individual nominees, write the number(s) of the nominee(s)
in the box provided to the right.)
2. Proposal to amend the C.H. Robinson Worldwide, Inc. 1997
Omnibus Stock Plan to increase the number of shares
authorized for issuance under such plan.
3. Ratification of the selection of Arthur Andersen LLP as
Independent Public Accountants.
4. In their discretion, consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.
Address Change? Mark Box [_] Indicate changes below:

[_] FOR	[_] WITHHOLD
all nominees	AUTHORITY to vote
(except as marked)	from all nominees

[___________________________________________]
[_] For [_] Against	[_] Abstain
[_] For [_] Against	[_] Abstain

Dated: _________________________, 2001

[___________________________________________]

Signature(s) in Box
When shares are held by joint tenants, both should sign.
When signing as attorney, executor, administrator, trustee
of guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other
authorized officer. If a partnership, please sign in partnership name by authorized person.

  [LOGO OF C.H. ROBINSON WORLDWIDE, INC.]

C.H. ROBINSON WORLDWIDE, INC.
 8100 Mitchell Road
Eden Prairie, MN 55344

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 1, 2001
9:00 a.m., Central Daylight Savings Time

C.H. Robinson Worldwide, Inc. 8100 Mitchell Road, Eden Prairie, Minnesota 55344	Proxy

This Proxy is solicited by the Board of Directors

The undersigned hereby appoints D.R. Verdoorn and Owen P. Gleason, or either of them, with full power of substitution to each, as attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of C.H. Robinson Worldwide, Inc. to be held in the corporate offices of C.H. Robinson Worldwide, Inc., 8100 Mitchell Road, Eden Prairie, Minnesota on the 1st day of May, 2001, at 9:00 a.m. C.D.T. and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned may be entitled to vote at said meeting as directed below with respect to the proposals as set forth in the Proxy Statement, and in their discretion upon any other matters that may properly come before said meeting.

This Proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of each of the director nominees listed under Proposal 1, FOR Proposal 2 and FOR Proposal 3. The tabulator cannot vote your shares unless you sign and return this proxy card.

See reverse for voting instructions.